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                                  EXHIBIT 8(B)

                   AMENDED APPENDIX B TO THE CUSTODY AGREEMENT


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                                   APPENDIX B

NAME OF FUND
------------

The BB&T U. S. Treasury Money Market Fund
The BB&T Short-Intermediate U. S. Government Income Fund
The BB&T Intermediate U. S. Government Bond Fund
The BB&T North Carolina Intermediate Tax-Free Fund
The BB&T Growth and Income Stock Fund
The BB&T Capital Manager Growth Fund
The BB&T Capital Manager Moderate Growth Fund
The BB&T Capital Manager Conservative Growth Fund
The BB&T Prime Money Market Fund
The BB&T Balanced Fund
The BB&T Large Company Growth Fund
The BB&T South Carolina Intermediate Tax-Free Fund
The BB&T Small Company Growth Fund




                                          BB&T Mutual Funds Group

                                          By: /s/ Richard B. Ille
                                             -------------------------
                                          Date:  12/18/97

                                          Star Bank, N.A.


                                          By: /s/ Marsha A. Crofton
                                             -------------------------
                                          Date: 12/8/97